Neuhofstrasse 8, 8600 Dübendorf, Switzerland

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the 1st day of March, 2007 entered into between HEMIS CORPORATION (the "Company") and Battle X Corp. (the "Consultant").

WHEREAS:

A.           The Company is engaged in the acquisition of mining rights and the exploration of mining properties;

B.           The Consultant is a company owned solely by Viktor Gallus;

C.           The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement; and

D.           The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.             ENGAGEMENT AS A CONSULTANT

1.1           The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2.             TERM OF THIS AGREEMENT

2.1           The term of this Agreement shall begin as of March 1, 2007 and shall continue until December 31, 2007 (the "Term").

3.             CONSULTANT SERVICES

3.1           The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

The Consultant will:

Managerial Consulting Services

•	Review, assess and reorganize the Company’ current corporate profile;

•	Perform needs assessment analysis and recommend changes;

•	Undertake corporate goal planning i.e. reviewing corporate objectives and providing recommendations on how best to achieve optimization; and

•	Undertake strategic planning assessment i.e. defining current strategies and recommending new strategic managerial practices.

Introductions

•	Introduce the Company to Westgate Corporation;

•	Introduce the Company to German based mining companies;

•	Introduce the Company to Swiss based mining companies; and

•	Introduce the Company to Austrian based mining companies.

3.2           The Consultant shall ensure that its principal and sole shareholder (the "Principal") shall devote his or her time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Principal may engage in other personal and business activities that do not interfere with the Consultant's obligations hereunder.

3.3           In providing the Consulting Services, the Consultant will:

•	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

•	not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

•	not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

3.4           The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.             CONSULTANT FEE

4.1           In consideration for the provision of the Consulting Services during the Term, the Company will pay the Consultant with the issuance of an aggregate of 2,000,000 common shares of the Company, each share with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock, as follows:

Consulting Service to be Provided	Number of Common Shares of the Company to be Issued upon Satisfaction of the Consulting Service.
Managerial Consulting Services	1,300,000 common shares
Introduction to Westgate Corporation	400,000 common shares
Introduction to German based mining companies	200,000 common shares
Introduction to Swiss based mining companies	50,000 commons shares
Introduction to Austrian based mining companies	50,000 common shares

4.2           In order for the shares to be issued, the Board of Directors, in their sole discretion, must be satisfied that the Consultant has fulfilled his role in providing Consulting Services to the Company.

4.3           From time to time during the Term, at the sole discretion of the Company, the Company shall review the services provided by the Consultant hereunder, and determine, in its sole discretion, whether it shall issue a bonus payment to the Consultant for meeting or exceeding management’s expectations of services delivered by the Consultant.

5.             NO REIMBURSEMENT OF EXPENSES

5.1           The consultant fees described above include all fees and expenses. The Company will not pay to the Consultant third party expenses incurred by the Consultant in provision of the Consulting Services.

6.            PROPRIETARY INFORMATION

6.1           The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, products or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, product packaging, advertising and marketing, business plans and details of its business relationships with suppliers and distributors, agents and other parties not otherwise publicly available.

7.             PARTIES BENEFITED & ASSIGNMENTS

7.1           This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

8.             REPRESENTATIONS AND WARRANTIES

8.1           The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

8.2           The Consultant represents and warrants to the Company that it will not provide any investor relations services, or any capital raising services for the Company or partake in any similar activities for and on behalf of the Company.

9.             MISCELLANEOUS

9.1           This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. The Consultant has no agreements with any director, officer or other agent of the Company.

9.2           A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

9.3           This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

9.4           The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

HEMIS CORPORATION

Per:

/s/ Norman Meier
Norman Meier, President

BATTLE X CORP.

/s/ Viktor Gallus
Authorized Signatory: Viktor Gallus